Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

Of

VEONEER, INC.

 (a Delaware Corporation)

ARTICLE 1

DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

1.1          “Assistant Secretary” means an Assistant Secretary of the Corporation.

1.2          “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.3          “Board” means the Board of Directors of the Corporation.

1.4          “By-laws” means the initial by-laws of the Corporation, as amended from time to time.

1.5          “Certificate of Incorporation” means the certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

1.6          “Chairman” means the Chairman of the Board of Directors of the Corporation.

1.7          “Corporation” means Veoneer, Inc.

1.8           “DGCL” means the General Corporation Law of the State of Delaware, as amended.

1.9          “Directors” means the directors of the Corporation.

1.10          “law” means any U.S. or non-U.S., federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

1.11          “Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the DGCL to the contrary notwithstanding.

1.12          “President” means the President of the Corporation.

1.13          “Secretary” means the Secretary of the Corporation.

1.14          “Stockholders” means the stockholders of the Corporation.

1.15          “Treasurer” means the Treasurer of the Corporation.

1.16          “Vice President” means a Vice President of the Corporation.

ARTICLE 2

STOCKHOLDERS

2.1          Place of Meetings.  Meetings of Stockholders may be held at such place or solely by means of remote communication or otherwise, within or without the State of Delaware, as may be designated by the Board from time to time.

2.2          Annual Meeting.  If required by applicable law, a meeting of Stockholders for the election of Directors and other business shall be held annually at such date and time as may be designated by the Board from time to time.

2.3          Special Meetings.  Unless otherwise prescribed by applicable law, special meetings of Stockholders may be called at any time by the Board and may not be called by any other person or persons.  Business transacted at any special meeting of Stockholders shall be limited to the purpose(s) stated in the notice.

2.4         Record Date.

(A)
For the purpose of determining the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 or less than 10 days before the date of such meeting.  The Notice Record Date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”).  For purposes of determining the Stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 days or less than 10 days after the date on which the record date was fixed by the Board.  For purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 days or less than 10 days prior to such action.

(B)          If no such record date is fixed:

(i)          The record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii)          The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and when prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board takes such prior action; and

(iii)          When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

2.5          Notice of Meetings of Stockholders and Adjournment.  Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the Voting Record Date, if such date is different from the Notice Record Date, and, in the case of a special meeting, the purposes for which the meeting is called.  Unless otherwise provided by these By-laws or applicable law, notice of any meeting shall be given, not less than 10 nor more than 60 days before the date of the meeting, to each Stockholder entitled to vote at such meeting as of the Notice Record Date.  If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation.  An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken.  Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting.  If, however, the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.  If, after the adjournment, a new Voting Record Date is fixed for the adjourned meeting, the Board shall fix a new Notice Record Date in accordance with Section 2.4(B)(iii) (Record Date) hereof and shall give notice of such adjourned meeting to each Stockholder entitled to vote at such meeting as of the Notice Record Date.

2.6          Waivers of Notice.  Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice.  Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.

2.7          List of Stockholders.  The Secretary shall prepare and make, at least 10 days before every meeting of Stockholders, a complete, alphabetical list of the Stockholders entitled to vote at the meeting, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder.  Such list may be examined by any Stockholder, at such Stockholder’s expense, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present.  If the meeting is held solely by means of remote communication, the list shall also be open to Stockholders for inspection as provided by applicable law.  Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at any meeting of Stockholders.

2.8          Quorum of Stockholders; Adjournment.  Except as otherwise provided by these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at such meeting of Stockholders, shall constitute a quorum for transaction of any business at such meeting.  In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.9          Voting; Proxies.  At any meeting of Stockholders, all matters other than the election of directors, except as otherwise provided by the Certificate of Incorporation, these By-laws or any applicable law, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.  At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect the Directors.  Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

2.10          Voting Procedures and Inspectors at Meetings of Stockholders.  The Board, in advance of any meeting of Stockholders, may appoint one or more inspectors, who may be employees of the Corporation, to attend the meeting and make a written report thereof.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall (A) ascertain the number of shares outstanding and the voting power of each, (B) determine the shares represented at the meeting and the validity of proxies and ballots, (C) count all votes and ballots, (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (E) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.  Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting.  No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise.  In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for office at an election may serve as an inspector at such election.

2.11          Conduct of Meetings; Adjournment.  The Board may adopt such rules and procedures for the conduct of Stockholder meetings as it deems appropriate.  At each meeting of Stockholders, the President or, in the absence of the President, the Chairman or, if there is no Chairman or the Chairman is absent, a Vice President and, in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President present), shall preside over the meeting.  Except to the extent inconsistent with the rules and procedures as adopted by the Board, the person presiding over the meeting of Stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting.  Such rules and procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, (A) the establishment of an agenda or order of business for the meeting, (B) rules and procedures for maintaining order at the meeting and the safety of those present, (C) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (D) restrictions on entry to the meeting after the time fixed for the commencement thereof and (E) limitations on the time allotted to questions or comments by participants.  The person presiding over any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the persons present at the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting.  If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board or, if the Board has not so acted, with respect to designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

2.12          Order of Business.  The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting.

2.13          Written Consent of Stockholders Without a Meeting.  Any action to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand, by certified or registered mail, return receipt requested, attached to an email in form of a PDF or by facsimile) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded.  Every written consent shall bear the date of signature of each Stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.13, written consents signed by a sufficient number of holders to take action are delivered to the Corporation pursuant to the foregoing.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those Stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE 3

DIRECTORS

3.1          General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board.  The Board may adopt such rules and procedures, consistent with the Certificate of Incorporation, these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2          Number; Qualification; Term of Office.  The Board shall consist of one or more members, the number thereof to be determined from time to time by the Board.  Directors need not be Stockholders.  Each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal.

3.3          Newly Created Directorships and Vacancies.  Any newly created directorships resulting from an increase in the authorized number of Directors or any vacancies occurring in the Board may be filled by the affirmative vote of a majority of the remaining members of the Board, although less than a quorum.  A Director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the Director whom he or she has replaced, election and qualification of a successor or such Director’s death, resignation or removal.

3.4          Resignation.  Any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation.  Such resignation shall take effect at the date of receipt of such notice or at such later time as is specified therein.

3.5          Removal.  Except as otherwise required by applicable law, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.  Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

3.6          Regular Meetings.  Regular meetings of the Board may be held without notice at such times and at such places as may be determined from time to time by the Board or its Chairman, within or without the State of Delaware, as considered necessary or desirable by the Directors.

3.7          Special Meetings.  Special meetings of the Board may be held at such times and at such places, within or without the State of Delaware, as may be determined by the Chairman, the President or the Secretary on at least 24 hours’ notice to each Director given by one of the means specified in Section 3.10 (Notice Procedure) hereof other than by mail (in which case such notice period shall be at least be 3 days).  Special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of any two or more Directors (or, if there is only one Director, of such Director).

3.8          Telephone Meetings.  The Meetings of the Board or any Board committee may be held by means of telephone conference or other communication equipment by means of which all persons participating in the meeting can hear each other.  Participation by a Director in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

3.9          Adjourned Meetings.  A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place.  At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.10 (Notice Procedure) hereof other than by mail (in which case such notice period shall be at least be 3 days).  Any business may be transacted at a meeting held following an adjournment if such business may have been transacted at the meeting as originally called.

3.10          Notice Procedure.  Subject to Sections 3.7 (Special Meetings) and 3.11 (Waiver of Notice) hereof, whenever notice is required to be given to any Director by applicable law, the Certificate of Incorporation or these By-laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, telecopy or by other means of electronic transmission.

3.11          Waiver of Notice.  Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the Director entitled to such notice, whether before or after such notice is required, shall be deemed equivalent to notice.  Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of such meeting, to transaction of any business on the ground that the meeting was not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or a Board committee need be specified in any waiver of notice.

3.12          Organization.  At each meeting of the Board, the Chairman or, in his or her absence, another Director selected by the Board shall preside.  The Secretary shall act as secretary at each meeting of the Board.  If the Secretary is absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting.  In the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.13          Quorum of Directors.  The presence of a majority of the Board shall be necessary and sufficient to constitute a quorum for transaction of business at any meeting of the Board.

3.14          Action by Majority Vote.  Except as otherwise expressly required by these By-laws or the Certificate of Incorporation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.15          Action Without Meeting.  Unless otherwise restricted by these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

ARTICLE 4

COMMITTEES OF THE BOARD

4.1          Committees.  The Board may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board.  Unless the Board provides otherwise, at all meetings of such committee, a majority of the members of the committee shall constitute a quorum for transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.  Each committee shall keep regular minutes of its meetings.  Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business.  In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3

ARTICLE 5

OFFICERS

5.1          Positions; Election.  The officers of the Corporation shall be a President, a Secretary, a Treasurer and any other officers as the Board may elect from time to time, including a Chairman, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined by the Board from time to time.  Any number of offices may be held by the same person.

5.2          Term of Office.  Each officer of the Corporation shall hold office until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.  Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified.  The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.  Any officer may be removed at any time with or without cause by the Board.  Any vacancy occurring in any office of the Corporation may be filled by the Board.  The election of an officer shall not of itself create contract rights.

5.3          Chairman.  The Chairman, if one shall have been elected, shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

5.4          President.  The President shall have general supervision over the business of the Corporation and other duties incident to the office of President, and any other duties as may from time to time be assigned to the President by the Board and subject to the control of the Board in each case.  The President shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman (if there be one) is not present.  The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law to be signed or executed by a different person.

5.5          Vice Presidents.  Vice Presidents shall have the duties incident to the office of Vice President and any other duties that may from time to time be assigned to the Vice President by the President or the Board.  Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law to be signed or executed by a different person.

5.6          Secretary.  The Secretary shall record, or cause to be recorded, all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose and perform like duties for committees of the Board, when required.  The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and perform such other duties as may be prescribed by the Board or by the President.  The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument that may require it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature.  The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President.  The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, perform all duties incident to the office of secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or the President.

5.7          Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board, against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed, regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation, have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same, render to the President or the Board, whenever the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation, disburse the funds of the Corporation as ordered by the Board and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the President.

5.8          Assistant Secretaries and Assistant Treasurers.  Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or the President.

ARTICLE 6

GENERAL PROVISIONS

6.1          Certificates Representing Shares.  The shares of any or all classes or series of capital stock of the Corporation shall be uncertificated shares, unless the Board otherwise provides by resolution.  If shares are represented by a certificate, such certificate shall be signed by or in the name of the Corporation by the Chairman, if any, or the President or any Vice President, and by the Secretary, or any Assistant Secretary or the Treasurer or any Assistant Treasurer, certifying the number of shares owned by such Stockholder in the Corporation.  Any or all of the signatures upon a certificate may be facsimiles.  Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be an officer, a transfer agent or a registrar before such certificate has been issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still holding such office on the issue date of such certificate.

6.2          Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

6.3          Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock to replace a certificate alleged to have been lost, stolen or destroyed.  The Corporation may require the owner of such lost, stolen or destroyed certificate or his/her/its legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

6.4          Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

6.5          Seal.  The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

6.6          Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board.

6.7          Amendments.  These By-laws may be amended or repealed and new By-laws may be adopted by the Board, but the Stockholders may from time to time make additional By-laws or alter and repeal any By-laws whether such By-laws were originally adopted by them or otherwise.

6.8          Conflict with Applicable Law or Certificate of Incorporation.  These By-laws are adopted subject to any applicable law and the Certificate of Incorporation.  Whenever these By-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.